UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2022 (July 27, 2022)

Spirit Airlines, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35186	38-1747023
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 Executive Way

Miramar, Florida 33025

(Address of principal executive offices, including zip code)

(954) 447-7920

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	SAVE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 28, 2022, Spirit Airlines, Inc., a Delaware corporation (“Spirit”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with JetBlue Airways Corporation, a Delaware corporation (“JetBlue”), and Sundown Acquisition Corp., a Delaware corporation and a direct, wholly owned subsidiary of JetBlue (“Merger Sub”), pursuant to which and subject to the terms and conditions therein, Merger Sub will merge with and into Spirit, with Spirit continuing as the surviving entity (the “Merger”).

The Merger Agreement

As a result of the Merger, each existing share (“Share”) of Spirit’s common stock, par value $0.0001 per share (“Spirit Common Stock”) (except for dissenting Shares, treasury stock, and Shares owned by JetBlue, Merger Sub or any of their respective wholly owned subsidiaries), will be converted into the right to receive an amount in cash per Share, without interest, equal to (such amount, the “Merger Consideration”) (i) $33.50 minus (ii) (A) $2.50 (the “Approval Prepayment Amount”), to the extent paid (the “Approval Prepayment”) upon the adoption by Spirit stockholders of the Merger Agreement (or, in the event that the closing of the Merger (the “Closing”) occurs after the record date for the prepayment of, but before the payment date of, such Approval Prepayment Amount, to the extent payable after the Closing), and (B) an additional per Share prepayment amount calculated as the product of $0.10 and the number of additional prepayments paid (or, in the event the Closing occurs after the record date of, but before the payment date of any such additional prepayment, to the extent payable after the Closing), not to exceed $1.15 per Share, by JetBlue to Spirit stockholders in accordance with the Merger Agreement after December 31, 2022 (each such payment is referred to as an “Additional Prepayment” and such $0.10 amount is referred to as the “Additional Prepayment Amount”).

JetBlue will pay or cause to be paid the Approval Prepayment Amount to Spirit stockholders as of the record date established by Spirit for the special meeting to approve the Merger Agreement within five business days following such Spirit stockholder approval. Thereafter, on or prior to the last business day of each month beginning after December 31, 2022 until the earlier of the Closing or termination of the Merger Agreement, JetBlue will also pay or cause to be paid the Additional Prepayment Amount to Spirit stockholders as of a record date not more than 5 business days prior to the last business day of such month.

Except with respect to Spirit performance share awards denominated in Spirit Common Stock granted before fiscal year 2022 (each, a “Pre-2022 Spirit Performance Share Award”), each award of Spirit restricted stock units denominated in Spirit Common Stock (each, a “Spirit RSU Award”) granted pursuant to Spirit’s 2015 Incentive Award Plan (the “Spirit Equity Award Plan”) that is outstanding as of immediately prior to the effective time of the Merger (the “Effective Time”) (including Spirit performance share awards denominated in Spirit Common Stock granted in fiscal year 2022 or later and performance market stock unit awards denominated in Spirit Common Stock), will be assumed by JetBlue and converted into (treating for this purpose any performance-based vesting conditions as having been achieved based on target performance as of immediately prior to the Effective Time) the right to receive an amount in cash equal to the sum of:

(x) the Merger Consideration, subject to the same service vesting schedule applicable to the related Spirit RSU Award, plus

(y) solely to the extent (1) the related Spirit RSU Award has not been otherwise equitably or discretionarily adjusted under the Spirit Equity Award Plan and no amount has been otherwise paid in respect of the related Spirit RSU Award to the holder thereof under the Spirit Equity Award Plan, in each case, to reflect the Approval Prepayment and (2) paid pursuant to the Merger Agreement, the Approval Prepayment Amount, plus

(z) solely to the extent the related Spirit RSU Award has not been otherwise equitably or discretionarily adjusted under the Spirit Equity Award Plan and no amount has been otherwise paid in respect of the related Spirit RSU Award to the holder thereof under the Spirit Equity Award Plan, in each case, to reflect any Additional Prepayment, any Additional Prepayment Amounts not yet paid to the holder of such Spirit RSU Award.

Each Pre-2022 Spirit Performance Share Award granted pursuant to the Spirit Equity Award Plan that is outstanding as of immediately prior to the Effective Time will entitle the holder to receive, immediately prior to the Effective Time and subject to the occurrence of the Closing, the number of Shares of Spirit Common Stock that are earned thereunder based on target performance as of immediately prior to the Effective Time, in each case, multiplied by a fraction, the numerator of which is equal to the number of whole months elapsed from the first day of the applicable performance period until the Closing and the denominator of which is equal to the total months in the applicable performance period. Any Shares of Spirit Common Stock so delivered in respect of a Pre-2022 Spirit Performance Share Award will be deemed to be issued and outstanding as of immediately prior to the Effective Time, and will have the right to receive an amount in cash equal to the sum of:

(x) the Merger Consideration, plus

(y) solely to the extent (1) the related Pre-2022 Spirit Performance Share Award has not been otherwise equitably or discretionarily adjusted under the Spirit Equity Award Plan and no amount has been otherwise paid in respect of the related Pre-2022 Spirit Performance Share Award to the holder thereof under the Spirit Equity Award Plan, in each case, to reflect the Approval Prepayment and (2) paid pursuant to the Merger Agreement, the Approval Prepayment Amount, plus

(z) solely to the extent the related Pre-2022 Spirit Performance Share Award has not been otherwise equitably or discretionarily adjusted under the Spirit Equity Award Plan and no amount has been otherwise paid in respect of the related Pre-2022 Spirit Performance Share Award to the holder thereof under the Spirit Equity Award Plan, in each case, to reflect any Additional Prepayment, any Additional Prepayment Amount not yet paid to the holder of such Pre-2022 Spirit Performance Share Award.

Completion of the Merger is subject to the satisfaction or waiver of certain closing conditions, including, among other things: (1) approval of the transactions by Spirit’s stockholders; (2) receipt of applicable regulatory approvals, including approvals from the U.S. Federal Communications Commission, U.S. Federal Aviation Administration and the U.S. Department of Transportation and the expiration or early termination of the statutory waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and other competition laws, and other required regulatory approvals; (3) the absence of any law or order prohibiting the consummation of the transactions; and (4) the absence of any material adverse effect (as defined in the Merger Agreement) on Spirit.

Spirit, JetBlue and Merger Sub each make certain customary representations, warranties and covenants, as applicable, in the Merger Agreement.

In addition, Spirit has agreed, among other things, that neither it nor any of its directors, officers, employees and representatives will (1) solicit alternative transactions, (2) participate in any discussions or negotiations relating to alternative transactions, (3) furnish any non-public information in connection with alternative transactions or (4) enter into any agreement relating to alternative transactions, except under limited circumstances described in the Merger Agreement. However, in certain circumstances, Spirit may terminate the Merger Agreement to enter into a definitive agreement for a Superior Proposal (as defined in the Merger Agreement).

The Merger Agreement contains certain customary termination rights for Spirit and JetBlue, including, without limitation, a right for either party to terminate if the Merger is not consummated on or before July 28, 2023, subject to certain extensions up to July 24, 2024 if needed to obtain regulatory approvals. Upon the termination of the Merger Agreement under specified circumstances, Spirit will be required to pay JetBlue a breakup fee of $94.2 million. Upon the termination of the Merger Agreement by JetBlue because of a material, uncured breach by Spirit of the Merger Agreement, Spirit will be required to pay JetBlue an amount equal to the sum of all amounts paid by JetBlue to the Spirit stockholders. Upon the termination of the Merger Agreement for failure to obtain antitrust regulatory clearance, JetBlue will be required to pay (i) to Spirit, $70.0 million, and (ii) to the Spirit stockholders, the excess of (A) $400.0 million minus (B) the sum of the Approval Prepayment Amount and all Additional Prepayment Amounts previously paid by JetBlue to the Spirit stockholders.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is attached as Exhibit 2.1 and is incorporated herein by reference.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about Spirit, JetBlue or Merger Sub. The representations, warranties, covenants and agreements contained in the Merger Agreement were made only for purposes of the Merger Agreement, as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement and the parties expressly identified as third-party beneficiaries thereto, as applicable (except as expressly provided therein), may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements therein or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Spirit’s and JetBlue’s respective public disclosures.

Item 1.02	Termination of a Material Definitive Agreement.

As previously disclosed in our Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 7, 2022, Spirit entered into an Agreement and Plan of Merger on February 5, 2022 (as amended on June 2, 2022 and June 24, 2022, the “Frontier Merger Agreement”) with Frontier Group Holdings, Inc., a Delaware corporation (“Frontier”), and Top Gun Acquisition Corp., a Delaware corporation and a direct, wholly owned subsidiary of Frontier (“Frontier Merger Sub”).

Termination of Frontier Merger Agreement

On July 27, 2022, Spirit, Frontier and Frontier Merger Sub entered into a Termination Agreement (the “Termination Agreement”), pursuant to which the parties agreed to terminate the Frontier Merger Agreement effective immediately. Under the terms of the Termination Agreement, Spirit will, within two business days, pay or cause to be paid $25 million in cash to Frontier for Frontier’s reasonable and documented out-of-pocket costs and expenses.

The foregoing description of the Termination Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Termination Agreement, which is attached as Exhibit 10.1 and is incorporated herein by reference, and by the terms and conditions of the full text of the Frontier Merger Agreement, which was previously filed by Spirit as Exhibit 2.1 to its Current Report on Form 8-K with the SEC on February 7, 2022, as amended by Amendment to Agreement and Plan of Merger, which was previously filed by Spirit as Exhibit 2.1 to its Current Report on Form 8-K with the SEC on June 2, 2022, and Amendment No. 2 to Agreement and Plan of Merger, which was previously filed by Spirit as Exhibit 2.1 to its Current Report on Form 8-K with the SEC on June 24, 2022, each of which is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of a New Key Employee Retention Program

On July 27, 2022, the compensation committee of Spirit’s board of directors (the “Compensation Committee”) approved a key employee retention program (the “Retention Program”) in connection with the Merger. The purpose of the Retention Program is to secure and encourage the continued employment of certain key employees through and following the consummation of the Merger.

Under the Retention Program, Spirit will provide cash-based and, under certain circumstances as described below, equity-based, retention awards to select employees of Spirit, including each of its executive officers (the “Officer Participants”) and certain non-officer employees (the “Non-Officer Participants” and, together with the Officer Participants, the “Participants”). Subject to the terms and conditions described below, each of Spirit’s named executive officers will receive a retention award in an amount equal to 150% of the sum of each such executive’s (x) base salary and (y) target short-term incentive bonus, in each case, as of February 1, 2022.

Pursuant to the terms of the Retention Program, the retention awards for Non-Officer Participants are generally payable in two installments, as follows: (i) 25% of a retention award will be paid to each Non-Officer Participant on the first anniversary of the date the Merger Agreement is executed (or, if sooner, at the Closing), subject to the Non-Officer Participant’s continued employment through such date, and (ii) the remaining 75% of a retention award will be paid within 30 days following the Closing, subject to the Non-Officer Participant’s continued employment through the Closing. Retention Awards for Officer Participants will be payable on the same payment schedule for Non-Officer Participants, but in no event sooner than April 2, 2023, subject to the Officer Participant’s continued employment through the applicable payment date.

In the event that a Participant’s employment is terminated without cause or, solely with respect to a Participant with a title of Director or above, for good reason (in each case, as defined in Spirit’s 2017 Executive Severance Plan), then the Participant’s retention award will vest and be paid in accordance with the payment schedule described above, subject to compliance with the applicable conditions and obligations. If a Participant (a) voluntarily resigns from Spirit (other than, where applicable, for good reason), (b) is terminated by Spirit for cause, or (c) is terminated by Spirit due to the Participant’s failure to (x) perform satisfactorily pursuant to a documented individual performance improvement plan for the Participant, or (y) provide reasonably necessary support to Spirit to effect a timely Closing and to participate in pre-Closing integration planning, then all unpaid portions of such terminated Participant’s retention award will be forfeited.

Spirit may provide an additional retention award to any Non-Officer Participant and, if authorized by the Compensation Committee and approved by JetBlue, any Officer Participant, provided that no Non-Officer Participant may receive more than one additional retention award. The value of any additional retention award will be determined based on retention awards granted to similarly situated employees and the proportion of the expected retention period that has transpired and, with respect to Non-Officer Participants, may not exceed 50% of the value of the Non-Officer Participant’s initial retention award. Any such additional retention awards will be paid in accordance with the payment schedule described above, but no earlier than twelve months following the date of grant, subject to continued employment through such payment date. If a Non-Officer Participant’s employment is terminated without cause or, solely with respect to a Non-Officer Participant with a title of Director or above, for good reason, then any such additional retention award will be paid as soon as administratively practicable following such Non-Officer Participant’s termination of employment. All additional retention awards will be assumed by JetBlue as of the Closing.

In the event that an Officer Participant’s initial retention award or, if authorized by the Compensation Committee and approved by JetBlue, additional retention award, exceeds 100% of the sum of the Officer Participant’s (x) base salary (as of February 1, 2022) and (y) target short-term incentive bonus, in each case, as of February 1, 2022, then such excess amount will be payable in the form of restricted stock units (the “Retention RSUs”) of Spirit, provided that if an Officer Participant is terminated without cause or resigns for good reason (in each case, as defined in Spirit’s 2017 Executive Severance Plan), in each case, prior to the Closing, then such excess amount will instead be payable in cash in accordance with the payment schedule as described above, subject to Spirit’s compliance with all applicable conditions. Any Retention RSUs will be issued (i) immediately prior to the Closing, if issued with respect to an initial retention award, or (ii) on the scheduled vesting date of the cash payable portion of the retention award, if issued with respect to an additional retention award. The Retention RSUs will vest in three equal annual installments measured from the scheduled payment date of the cash payable portion of the Officer Participant’s retention award. The Retention RSUs will be assumed by JetBlue as of the Closing and converted into restricted stock units of JetBlue, subject to the same terms and conditions of the Retention RSUs, including the vesting schedule, provided that JetBlue may settle such converted Retention RSUs in cash or stock at the sole discretion of the compensation committee of JetBlue. If an Officer Participant’s employment is terminated without cause or for good reason (in each case, as defined in Spirit’s 2017 Executive Severance Plan) during the period commencing on the grant date of the Retention RSUs and ending twelve months after the Closing, then the Retention RSUs (or converted RSUs of JetBlue) will vest in full and be settled as soon as administratively practicable thereafter.

If the Merger Agreement is terminated and the Merger is not consummated, then (i) each Non-Officer Participant who is still employed as of the date the Merger is terminated will be entitled to 50% of the Participant’s retention award (less any amounts previously paid), and (ii) each Officer Participant who is still employed at the date the Merger is terminated will be entitled to 50% of the Officer Participant’s retention award (less any amounts previously paid), to be paid on the 30th day following the termination of the Merger Agreement (or on April 2, 2023, if later).

Payments under the Frontier Retention Program

On February 5, 2022, the Compensation Committee approved a key employee retention program (the “Frontier Retention Program”) in connection with Spirit’s proposed transactions with Frontier pursuant to the Frontier Merger Agreement. Pursuant to the Frontier Retention Program, (i) each participant with a title of Sr. Director and below who was still employed on July 27, 2022, the date on which the Frontier Merger Agreement was terminated, became entitled to payment of 50% of the participant’s retention award, and (ii) each participant with a title of Vice President and above, including Spirit’s named executive officers, who is still employed as of April 2, 2023 will be entitled to 50% of such participant’s retention award (less any amounts previously paid), to be paid within 30 days following such applicable date.

The table below sets forth the payment that each named executive officer of Spirit will be eligible to receive under the Frontier Retention Program in connection with the termination of the Frontier Merger Agreement, assuming all other terms and conditions are satisfied:

Named Executive Officer	Payment Amount (50% of Retention Bonus)
Edward M. Christie III	$1,181,250
Scott M. Haralson	$540,000
John Bendoraitis	$627,000
Matthew H. Klein	$570,000
Thomas C. Canfield	$478,125

Item 8.01	Other Events.

On July 27, 2022, Spirit issued a press release announcing the termination of the Frontier Merger Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated by reference herein.

On July 28, 2022, Spirit and JetBlue issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is furnished as Exhibit 99.2 hereto and is incorporated by reference herein.

Important Additional Information Will be Filed with the SEC

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication may be deemed to be solicitation material in respect of the proposed merger between JetBlue and Spirit. In connection with the proposed transaction, Spirit intends to file with the SEC a proxy statement. JetBlue and Spirit also plan to file other relevant documents with the SEC regarding the proposed transaction. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED BY JETBLUE OR SPIRIT WITH THE SEC IN THEIR ENTIRETY CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT JETBLUE, SPIRIT, THE PROPOSED TRANSACTION AND RELATED MATTERS.

Investors and stockholders will be able to obtain free copies of the proxy statement (when available) and other documents filed with the SEC by JetBlue and Spirit through the website maintained by the SEC at www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of the proxy statement (when available) and other documents filed with the SEC by JetBlue and Spirit on JetBlue’s Investor Relations website at http://investor.jetblue.com and on Spirit’s Investor Relations website at https://ir.spirit.com.

Participants in the Solicitation

JetBlue and Spirit, and certain of their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding JetBlue’s directors and executive officers is contained in JetBlue’s definitive proxy statement, which was filed with the SEC on April 7, 2022, and in JetBlue’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which was filed with the SEC on February 22, 2022. Information regarding Spirit’s directors and executive officers is contained in Spirit’s definitive proxy statement, which was filed with the SEC on March 30, 2022. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement and other relevant materials regarding the proposed transaction when they become available.

Cautionary Statement Regarding Forward-Looking Information

Certain statements in this communication, including statements concerning JetBlue and Spirit, the proposed transaction and other matters, should be considered forward-looking within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on JetBlue’s and Spirit’s current expectations and beliefs with respect to certain current and future events and anticipated financial and operating performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to JetBlue’s and Spirit’s operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward looking statements. Words such as “expects,” “will,” “plans,” “intends,” “anticipates,” “indicates,” “remains,” “believes,” “estimates,” “forecast,” “guidance,” “outlook,” “goals,” “targets” and other similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed, or assured. All forward-looking statements in this communication are based upon information available to JetBlue and Spirit on the date of this communication. JetBlue and Spirit undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances, or otherwise, except as required by applicable law. All written and oral forward-looking statements concerning the proposed transaction or other matters addressed in this communication and attributable to JetBlue, Spirit or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this communication.

Actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the JetBlue merger agreement; failure to obtain applicable regulatory or Spirit stockholder approval in a timely manner or otherwise and the potential financial consequences thereof; failure to satisfy other closing conditions to the proposed transaction; failure of the parties to consummate the transaction; JetBlue’s ability to finance the transaction and the indebtedness JetBlue expects to incur in connection with the transaction; the possibility that JetBlue may be unable to achieve expected synergies and operating efficiencies within the expected timeframes or at all; risks that JetBlue will not successfully integrate Spirit’s operations with those of JetBlue, and the possibility that such integration may be more difficult, time-consuming or costly than expected or that operating costs and business disruption (including disruptions in relationships with employees, customers or suppliers) may be greater than expected in connection with the transaction; failure to realize anticipated benefits of the combined operations; demand for the combined company’s services; the growth, change and competitive landscape of the markets in which the combined company participates; expected seasonality trends; diversion of managements’ attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; risks related to investor and rating agency perceptions of each of the parties and their respective business, operations, financial condition and the industry in which they operate; risks related to the potential impact of general economic, political and market factors on the companies or the proposed transaction; that the COVID-19 pandemic will continue to impact the businesses of the companies; ongoing and increase in costs related to IT network security; and other risks and uncertainties set forth from time to time under the sections captioned “Risk Factors” in JetBlue’s and Spirit’s reports and other documents filed with the SEC from time to time, including their Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated July 28, 2022, by and among Spirit Airlines, Inc., JetBlue Airways Corporation and Sundown Acquisition Corp.

10.1	Termination Agreement, dated July 27, 2022, by and among Frontier Group Holdings, Inc., Top Gun Acquisition Corp. and Spirit Airlines, Inc.

99.1	Press Release of Spirit, dated July 27, 2022

99.2	Joint Press Release of Spirit and JetBlue, dated July 28, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 28, 2022	SPIRIT AIRLINES, INC.

	By:	/s/ Thomas Canfield
	Name:	Thomas Canfield
	Title:	Senior Vice President and General Counsel